Exhibit 10.2

LOCK-UP AND SUPPORT AGREEMENT

THIS LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 6, 2023, by and among The News Lens Co., Ltd., a Cayman Islands exempted company (the “Company”), Blue Ocean Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), and the Persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, TNL Mediagene, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”), and SPAC, pursuant to which, among other things, Merger Sub will be merged with and into SPAC, with SPAC surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the record or beneficial owner of the number of Pre-Split Shares set forth opposite such Company Shareholder’s name on Schedule A hereto (such Pre-Split Shares, together with any other Pre-Split Shares acquired by such Company Shareholder after the date of this Agreement and prior to the Closing, including upon exercise of Company Options, being collectively referred to herein as the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and SPAC have requested that each of the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Definitions

1.1 Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Locked-Up Shares” means, with respect to each Company Shareholder, any Company Ordinary Shares held by such Company Shareholder immediately after the Closing, and any Company Ordinary Shares issuable upon the exercise of Company Options held by such Company Shareholder immediately after the Closing (along with such Company Options themselves).

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option, right or warrant to purchase or otherwise transfer or dispose of or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Article II
Representations and Warranties of the Company Shareholders

Each Company Shareholder, severally and not jointly, hereby represents and warrants to the Company and SPAC during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Merger Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

2.1 Such Company Shareholder that is not an individual is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder;

2.2 Such Company Shareholder that is an individual has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder;

2.3 This Agreement has been duly authorized, executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

2.4 The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of its, his or her obligations hereunder will not: (i) if such Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Shareholder; or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay such Company Shareholder’s performance of its, his or her obligations under this Agreement;

2.5 There are no Actions pending against such Company Shareholder, or to the knowledge of such Company Shareholder, threatened against such Company Shareholder, before (or, in the case of threatened Actions that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay such Company Shareholder’s performance of its, his or her obligations under this Agreement;

2.6 Except for fees described in Section 4.18 of the Company Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Company Shareholder, the Company, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Company Shareholder, on behalf of such Company Shareholder, for which SPAC, the Company or any of their respective affiliates would have any obligations or liabilities of any kind or nature;

2.7 Such Company Shareholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors;

2.8 Such Company Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder;

2.9 Except as otherwise described in this Agreement, such Company Shareholder has the direct and indirect interest in the Subject Shares set forth opposite such Company Shareholder’s name on Schedule A hereto, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting such securities, other than pursuant to: (1) this Agreement; (2) the organizational documents of the Company; (3) the Merger Agreement; (4) the Registration Rights Agreement; or (5) any applicable securities laws); and

2.10 Other than Company Options (if any), the Subject Shares listed on Schedule A are the only equity securities in the Company (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of the Company) owned of record or beneficially owned by such Company Shareholder as of the date hereof and such Company Shareholder has the sole power to dispose of (or the sole power to cause the disposition of) and the sole power to vote (or the sole power to direct the voting of) such Subject Shares, and none of such Subject Shares is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided in this Agreement; such Company Shareholder hereby agrees to supplement Schedule A from time to time to the extent that such Company Shareholder acquires additional securities (other than Company Options) in the Company.

Article III
Representations and Warranties of SPAC

SPAC hereby represents and warrants to each Company Shareholder and the Company during the Exclusivity Period as follows:

3.1 SPAC is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within SPAC’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of SPAC;

3.2 This Agreement has been duly authorized, executed and delivered by SPAC and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of SPAC, enforceable against SPAC in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); and

3.3 The execution and delivery of this Agreement by SPAC does not, and the performance by SPAC of its obligations hereunder will not: (i) conflict with or result in a violation of the organizational documents of SPAC; or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon SPAC), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay SPAC’s performance of its obligations under this Agreement.

Article IV
Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and SPAC during the Exclusivity Period as follows:

4.1 The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Company;

4.2 This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); and

4.3 The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or result in a violation of the organizational documents of the Company; or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon the Company), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the Company’s performance of its obligations under this Agreement.

Article V

Agreement Regarding Voting; Certain Other Covenants of the Company Shareholders

Each Company Shareholder covenants and agrees, as to itself, himself or herself only, during (and only during) the Exclusivity Period:

5.1 Agreement Regarding Voting. During the Exclusivity Period, at any duly called meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the board of directors of the Company or undertaken in furtherance of the transactions contemplated by the Merger Agreement (the “Transactions”), such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it, he or she shall vote or consent (or cause to be voted or consented, including in any action by written consent), in person or by proxy, all of its, his or her Subject Shares: (A) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof); (B) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of the Company contained in the Merger Agreement; (C) in favor of any other proposals set forth in the Company’s materials for the applicable shareholder meeting; and (D) against the following actions or proposals: (1) any Alternative Transaction Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; (2) any proposal, action or agreement that would reasonably be expected to (A) impede, nullify, frustrate, prevent, interfere with, materially delay the consummation of, or otherwise adversely affect, any of the Transactions, the Merger or any provision of this Agreement, or (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or any Transaction Agreement and (3)(I) any change in the present capitalization of the Company or any amendment of the memorandum and articles of association of the Company, except to the extent expressly contemplated by the Merger Agreement (including the A&R AoA), (II) any liquidation, dissolution or other change in the Company’s corporate structure or business, (III) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of such Company Shareholder under this Agreement or (IV) any other action or proposal involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

5.2 No Transfer. During the Exclusivity Period, such Company Shareholder shall not, without the prior written consent of SPAC, (I) directly or indirectly, Transfer (including short sells) any Subject Shares owned by it, him or her, (II) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement, Transaction Agreements or the voting and other arrangements under the organizational documents of the Company, (III) take any action that would reasonably be expected to make any representation or warranty herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, (IV) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such Subject Shares, in cash or otherwise, (V) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares, or (VI) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void.

5.3 New Shares. In the event that: (i) any additional Pre-Split Shares or other voting equity securities of the Company are issued to a Company Shareholder after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares of, on or affecting the Subject Shares owned by the Company Shareholder or otherwise; (ii) a Company Shareholder purchases or otherwise acquires beneficial ownership of any additionally Pre-Split Shares or other voting equity securities of the Company after the date hereof; or (iii) a Company Shareholder acquires the right to vote or share in the voting of any additional Pre-Split Shares or other voting equity securities of the Company after the date hereof (such additional Pre-Split Shares or other voting equity securities of the Company described in clauses (i), (ii) and (iii), the “New Shares”), then such New Shares acquired or purchased by such Company Shareholder shall be subject to the terms of Section 5.1 and Section 5.2 to the same extent as if they constituted the Pre-Split Shares or other voting equity securities of the Company owned by such Company Shareholder as of the date hereof.

5.4 Exclusivity; Confidentiality. Prior to any valid termination of the Merger Agreement, (i) each Company Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement, and (ii) each Company Shareholder shall be bound by and comply with Sections 8.05 (Confidentiality; Publicity) and 8.03(a) (Exclusivity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if such person were a signatory to the Merger Agreement with respect to such provisions and each reference to the “Company” contained in Section 8.03(a) of the Merger Agreement (other than Section 8.03(a)(i) or for purposes of the definition of Alternative Transaction Proposal) also referred to such Company Shareholder.

5.5 Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company and SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, the ownership of the Subject Shares, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations hereunder, and such Company Shareholder acknowledges that the Company and SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Such Company Shareholder agrees to promptly give the Company or SPAC, as applicable, any information that is in its, his, or her possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Company Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it, him, or her specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

5.6 Additional Matters. Each Company Shareholder agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may reasonably be requested in writing by another party hereto.

Article VI
Lock-Up

6.1 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during a period of 180 days from and after the Closing (the “Lock-Up Period”), each Company Shareholder agrees not to, without the prior written consent of the board of directors of the Company, directly or indirectly, Transfer any Locked-Up Shares held by such Company Shareholder;

(b) The restrictions set forth in Section 6.1(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii) pledges of any Locked-Up Shares held by such Company Shareholder to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as such Company Shareholder continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(ix) Transfers of any Company Ordinary Shares acquired as part of the PIPE Financing;

(x)   transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xi) the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xii) Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiii) Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of such Company Shareholder’s Locked-Up Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares in connection with the termination of the Company Shareholder’s service to the Company;

(xiv) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by such Company Shareholder pursuant to such Trading Plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period; and

(xv) Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date.

provided, however, that in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c)   For the avoidance of doubt, each Company Shareholder shall retain all of its, his, or her rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares.

(d)   In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

Article VII
General Provisions

7.1 Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Merger Agreement pursuant to its terms and (y) the date on which the Lock-Up Period expires; provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article II, Article III, Article IV and Article V (other than Section 5.4 (solely with respect to 8.05(b) (Confidentiality; Publicity) of the Merger Agreement, which shall survive indefinitely) shall terminate upon the Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VII shall survive indefinitely.

7.2 The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions.

7.3 Capacity as a Company Shareholder. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Company Shareholder or by any Company Shareholder that is a natural person, in each case, in its, his or her capacity as a director or officer of the Company. Each Company Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Subject Shares.

7.4 Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic transmission to the receiving party’s address or email address set forth on Schedule A; provided that any such notice, consent or request to be given to SPAC or the Company at any time prior to the valid termination of the Merger Agreement shall be given in accordance with the terms of Section 11.02 (Notices) of the Merger Agreement.

7.5 Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (a) any Company Shareholder that is the subject of any such change, amendment, modification or waiver, (b) the Company and (c) SPAC.

7.6 Assignment. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Company, SPAC, each Company Shareholder and their respective successors, heirs and assigns and permitted transferees.

7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.8 Enforcement. Each party hereto hereby agrees and acknowledges that: (i) any other party would be irreparably injured in the event of a breach by such party of its, his or her obligations under this Agreement, to the extent applicable to such party, (ii) monetary damages are not an adequate remedy for such breach, (iii) any non-breaching party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy that such non-breaching party may have in law or in equity, in the event of such breach, (iv) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (v) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law.

7.9 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.10 Company Shareholder Obligations Several and Not Joint. The obligations of each Company Shareholder under this Agreement shall be several and not joint, and no Company Shareholder shall be liable for any breach of the terms of this Agreement by any other Company Shareholder.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

THE NEW LENS CO., LTD.

By:	/s/ Tzu-Wei Chung
Name:	Tzu-Wei Chung
Title:	Chief Executive Officer

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

BLUE OCEAN ACQUISITION CORPORATION

By:	/s/ Richard Leggett
Name:	Richard Leggett
Title:	Chief Executive Officer

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

TZU-WEI CHUNG

By:	/s/ Tzu-Wei Chung
Name:	TZU-WEI CHUNG

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

SHIH-FAN YANG

By:	/s/ Shih-Fan Yang
Name:	SHIH-FAN YANG

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

NBM TAIWAN LTD.

By:	/s/ Marcus Brauchli
Name:	Marcus Brauchli
Title:	Director

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

YEN-TING CHUANG

By:	/s/ Yen-Ting Chuang
Name:	YEN-TING CHUANG

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

MOTOKO IMADA (今田 素子)

By:	/s/ Motoko Imada
Name:	MOTOKO IMADA

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

HIROTO KOBAYASHI (小林 弘人)

By:	/s/ Hiroto Kobayashi
Name:	HIROTO KOBAYASHI

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

TATT CHEN

By:	/s/ Tatt Chen
Name:	TATT CHEN

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

YU-LING YANG

By:	/s/ Yu-Ling Yang
Name:	YU-LING YANG

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

TE WEI HSU

By:	/s/ Te Wei Hsu
Name:	TE WEI HSU

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

WEI-SHEN LIN

By:	/s/ Wei-Shen Lin
Name:	WEI-SHEN LIN

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

SHANG NUNG HSIAO

By:	/s/ Shang Nung Hsiao
Name:	SHANG NUNG HSIAO

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

CHIH-WEI LEE

By:	/s/ Chih-Wei Lee
Name:	CHIH-WEI LEE

[Signature Page to Company Shareholders Lock-Up and Support Agreement]

Schedule A